                                                                 EXHIBIT 10.02.3


                    AMENDMENT NO. 2 TO OPERATING AGREEMENT

     This Amendment No. 2 to Operating Agreement (the "Amendment") is dated as
                                                       ---------
of May 28, 1999 and is entered into by and between RealSelect, Inc., a Delaware corporation ("RealSelect" or "Operator") and Realtors(R) Information Network, Inc., an Illinois corporation ("RIN").
                                ---

                                  BACKGROUND
                                  ----------

     A. RIN and Operator are parties to an Operating Agreement dated as of November 26, 1996, as amended by that certain First Amendment of Operating Agreement dated as of December 27, 1996 (such agreement as amended, the "Operating Agreement").
--------------------

     B. RIN and Operator desire to amend the Operating Agreement in certain respects, as set forth below.

                                   AGREEMENT
                                   ---------

     THE PARTIES AGREE AS FOLLOWS:

     1.   Amendment of Section 6.4.  Section 6.4 of the Operating Agreement is
          ------------------------
amended to provide in full as set forth on Exhibit 1 attached hereto.

     2.   No Other Changes.  Except as set forth in this Amendment, the other
          ----------------
provisions of the Operating Agreement shall continue unaffected and shall remain in full force and effect.

     3.   Miscellaneous.
          -------------

          3.1  Binding Agreement; Entire Agreement; Successors and Assigns.
               -----------------------------------------------------------
This Amendment shall be binding upon the parties, and their respective successors and assigns. This Amendment (together with the Operating Agreement) constitutes the entire contract between the parties relative to the subject matter hereof and supersedes any previous communications or agreements between the parties concerning the subject matter hereof. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment.

          3.2  Governing Law. This Amendment shall be governed in all respects
               -------------
by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of California. Any dispute arising out of or relating to this Amendment shall be resolved in the manner provided in the Operating Agreement for resolutions of disputes.

          3.3  Amendment; Waiver.  This Amendment or any provision hereof may be
               -----------------
amended, waived, discharged or altered in any manner, but any such change shall become effective only if, when and to the extent it is reduced to a writing signed by all of the parties. Any party may waive one or more of the provisions of this Amendment as to itself by means of a written instrument.

          3.4  Counterparts. This Amendment may be executed in any number of
               ------------
counterparts, each of will shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.5  Notices. Any notice or other communication required or permitted
               -------
to be delivered to any party under this Amendment or the Operating Agreement shall be given in the manner provided in Section 12.1 of the Operating Agreement, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to RIN:


               REALTORS(R) Information Network, Inc.
               430 North Michigan Avenue
               Chicago, Illinois 60611-4087
               Attention:  President and Chief Executive Officer
               Fax No:  (312) 329-8539

               with a copy to:

               National Association of REALTORS(R)
               430 North Michigan Avenue
               Chicago, Illinois  60611-4087
               Attention:  General Counsel
               Fax No:  (312) 329-8256

          if to RealSelect:

               RealSelect, Inc.
               225 W. Hillcrest Drive, Suite 100
               Thousand Oaks, CA 91360
               Attn: President
               Facsimile: (805) 557-8200

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attention:  Gordon K. Davidson, Esq.
               Fax No:  (650) 494-1417


               [Remainder of page intentionally left blank]

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

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Operating Agreement as of the date first written above.


REALSELECT, INC.


By: /s/ Stuart Wolff
   ---------------------------------
   Name:  Stuart Wolff, Ph.D.
   Title: Chief Executive Officer


REALTORS(R) INFORMATION NETWORK, INC.


By: /s/ Robert A. Goldberg
   ---------------------------------
   Name: Robert A. Goldberg
   Title: CEO

                                   EXHIBIT 1
                                   ---------

     6.4  Variable Payment. (a)  Operator shall pay to the Data Content
          ----------------
Providers (in the aggregate) and to RIN an amount in respect of the indicated calendar years during the term of this Agreement equal to the indicated percentages of Operator's Revenues during such calendar year.

                  Aggregate Payments to                                           Aggregate Payments
Calendar Year     Data Content Providers            Payment to RIN                   by Operator
------------------------------------------------------------------------------------------------------------
1997              10%                           None                           10%
------------------------------------------------------------------------------------------------------------
1998              10%                           None                           10%
------------------------------------------------------------------------------------------------------------
1999              Amount to be determined by    Lesser of (i) 5% or (ii) the   Lesser of (i) the sum of 5%
                  RIN                           difference between 12 1/2%     plus the percentage of
                                                and the percentage of          Revenues paid to the Data
                                                Revenues paid to the Data      Content Providers or (ii) 12
                                                Content Providers1             1/2%
------------------------------------------------------------------------------------------------------------
2000 and          Amount to be determined by    Lesser of (i) 5% or (ii) the   Lesser of (i) the sum of 5%
thereafter        RIN                           difference between 15% and     plus the percentage of
                                                the percentage of Revenues     Revenues paid to the Data
                                                paid to the Data Content       Content Providers or (ii) 15%
                                                Providers1
------------------------------------------------------------------------------------------------------------

Notwithstanding the foregoing, with respect to Operator's Revenues derived from Operator's new homes site (homebuilder.com), Operator shall pay to RIN an amount equal to 5% of such Revenues, and to Data Content Providers, nothing.

     In the event that Operator's EBIT for a quarter is, or would be after deducting the payments otherwise required to be made to RIN under this Section
                                                                       -------
6.4(a), less than 10% of Operator's Revenues for such quarter, the amount
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otherwise payable to RIN under this Section 6.4(a) shall be reduced (but not
                                    --------------
more than an aggregate of 2% of Operators Revenues) until such condition does not exist: provided, however, that if Operator's EBIT for the calendar year in which any such reductions are made shall exceed 10% of Revenues, then the reductions shall be restored, and the difference paid to RIN, to the extent that Operator's EBIT, after such restored payments, shall equal or exceed 10% of Operator's Revenues.

     Such amount shall be payable in quarterly installment during each calendar year within thirty days of the end of each calendar quarter based upon Operator's Revenues during such quarter. As used in this Section 6.4, the term
                                                          -----------
"Revenues" shall mean the collected gross revenues of Operator and its subsidiaries of which Operator owns directly, or indirectly through one or more subsidiaries, a majority of the voting power (each, a "Majority Subsidiary"), after deducting (i) sales commissions payable or paid to third parties related to such revenues, (ii) collected gross revenues from the marketing of information or data permitted to be so marketed by Data Content Providers under the provisions of Section 5.7(g)(ii), and (iii) in the case of any such Majority
                  ------------------
Subsidiaries,
any revenues attributable to a minority interest held by any Person other than Operator or any other subsidiary. Also if Operator in the future sells any products or services that have a significant related cost of sales, then the excess of such cost of sales over the costs incurred on typical sales shall be subtracted from Revenues related to these product or services. Such products could include but not be limited to printing of property flyers for REALTORS(R) and reselling of products or services produced by other companies.

          (b) Within the limits set forth in Section 6.4(a), RIN shall determine in good faith the aggregate percentage of Revenues to be distributed to Data Content Providers under this Agreement. Operator shall propose the method or methods for determining the individual amounts and manner of distribution of payments under Section 6.4(a) to Data Content Providers, which
                               --------------
method or methods of determination and manner of distribution shall result in the distribution to Data Content Providers of the aggregate amount of Revenues determined by RIN within the limits of Section 6.4(a) to be available for distribution. Any method(s) so proposed shall be subject to the approval of RIN, which shall not be unreasonably withheld. In the event that Operator shall fail to propose a method, or the method so proposed will not result in the distribution of the aggregate amount determined to be available for distribution, then RIN may develop the proposed method(s). In determining the aggregate percentage of Revenues to be distributed to Data Content Providers and evaluating any such method or methods so proposed by Operator or so developed by RIN, RIN shall give consideration to (i) the revenues generated by Operator as a result of the Real Property information provided by a Data Content Provider, including home page sales and banner advertising, and (ii) whether such Data Content Provider is providing such Real Property information on an exclusive basis to Operator. The objectives of such determination shall be, among other things, to create reasonable incentives to Data Content Providers to furnish real property information to Operator, to promote actively the Domain Site to such Data Content Providers' respective local communities, and to assist Operator in selling Enhanced Real Property Ads, home pages and related services to REALTORS(R). Furthermore, in determining the percentage of Revenues to be available for distribution to Data Content Providers in the aggregate in 1998 and later years, RIN shall take into account competitive conditions concerning the payment of fees to content providers and shall provide its determination with respect to a given calendar year on or before the immediately preceding October 1. It is understood by the parties that such proposals approvals and determinations cannot be inconsistent with the contractual obligations undertaken to Data Content Providers.

          (c) Until the fifth anniversary of the date of this Agreement, it is expected that RIN will use all of the payments, if any, received by it from Operator pursuant to Section 6.4(a) (i) to support its activities under this
                     --------------
Agreement and (ii) to meet its obligations to NAR.